                                                                    Exhibit 99.1

                         Independent Auditors' Report


The Executive Committee
Meenan Oil Co., L.P. and
 Subsidiaries:


We have audited the accompanying consolidated balance sheets of Meenan Oil Co., L.P. and subsidiaries as of June 30, 2000 and 1999 and the related consolidated statements of income and partners' deficit and cash flows for each of the years in the three-year period ended June 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Meenan Oil Co., L.P. and subsidiaries as of June 30, 2000 and 1999 and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2000 in conformity with accounting principles generally accepted in the United States of America.



August 11, 2000

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                          Consolidated Balance Sheets

                            June 30, 2000 and 1999


                         Assets                                                             2000                1999
                                                                                            ----                ----

    Cash                                                                             $      605,511           2,544,357
    Accounts receivable - trade, less allowance for doubtful
       accounts of $475,000 in 2000 and $325,000 in 1999                                 17,498,629           9,665,941
    Inventories                                                                           7,713,418           7,050,848
    Prepaid expenses and other current assets                                             1,391,522           1,234,816
                                                                                         ----------          ----------
               Total current assets                                                      27,209,080          20,495,962
                                                                                         ----------          ----------
Property, plant and equipment, net                                                       13,153,623          10,200,547
                                                                                         ----------          ----------
Customer lists and other intangible assets, net                                          22,054,161          15,437,257
Other, net                                                                                1,290,162           1,236,513
                                                                                         ----------          ----------
                                                                                         23,344,323          16,673,770
                                                                                         ----------          ----------
                                                                                     $   63,707,026          47,370,279
                                                                                         ==========          ==========

                       Liabilities and Partners Deficit
Current liabilities:
    Current maturities of long-term debt                                             $      144,275             294,566
    Accounts payable                                                                      4,217,850           2,997,877
    Customers' credit balances and deposits                                               4,283,004           7,519,540
    Accrued expenses:
       Payroll                                                                            1,707,010           1,762,154
       Other                                                                              6,316,312           5,849,639
    Unearned service contract revenues                                                    5,932,320           4,799,732
                                                                                         ----------          ----------
               Total current liabilities                                                 22,600,771          23,223,508
                                                                                         ----------          ----------
Long-term debt, less current maturities                                                  36,245,000          25,455,955
                                                                                         ----------          ----------
Other long-term liabilities                                                               5,973,606           5,151,020
                                                                                         ----------          ----------
Partners' deficit                                                                        (1,112,351)         (6,460,204)
                                                                                         ----------          ----------
                                                                                $        63,707,026          47,370,279
                                                                                         ==========          ==========

See accompanying notes to consolidated financial statements.

                   MEENAN OIL CO., L.P. AND SUBSIDIARIES

          Consolidated Statements of Income and Partners Deficit

                    Years ended June 30, 2000, 1999 and 1998


                                                                   2000                  1999                 1998
                                                                -----------            ----------          -----------

Sales                                                  $        211,384,496           139,060,199          155,161,920
Cost of sales                                                   157,215,537            95,449,602          110,990,295
                                                                -----------            ----------          -----------
            Gross profit                                         54,168,959            43,610,597           44,171,625
                                                                -----------            ----------          -----------
Selling, general and administrative expense                      38,294,451            32,501,990           32,646,171
Amortization of intangible assets                                 2,068,178             1,787,469            2,084,138
Depreciation and amortization                                     1,374,286             1,337,779            1,422,433
Bad debt expense                                                    496,311               112,295              413,248
                                                                -----------            ----------          -----------
                                                                 42,233,226            35,739,533           36,565,990
                                                                -----------            ----------          -----------
            Operating income                                     11,935,733             7,871,064            7,605,635
                                                                -----------            ----------          -----------

Other expense (income):
    Interest expense                                              3,942,629             3,070,099            3,400,097
    Interest income                                                (322,498)             (304,660)            (529,940)
    Sundry                                                         (707,204)             (663,114)            (815,306)
                                                                -----------            ----------          -----------
                                                                  2,912,927             2,102,325            2,054,851
                                                                -----------            ----------          -----------
            Net income                                            9,022,806             5,768,739            5,550,784

Partners' deficit, beginning of year                             (6,460,204)           (2,091,563)          (4,590,943)
Distribution to partners                                         (3,674,953)           (8,677,733)          (3,051,404)
Purchase of limited partnership interests                                 -            (8,359,647)                   -
Sale of limited partnership interests                                     -             6,900,000                    -
                                                                -----------            ----------          -----------
Partners' deficit, end of year                         $         (1,112,351)           (6,460,204)          (2,091,563)
                                                                -----------            ----------          -----------


See accompanying notes to consolidated financial statements.

                MEENAN OIL CO., L.P. AND SUBSIDIARIES

                Consolidated Statements of Cash Flows

               Years ended June 30, 2000, 1999 and 1998


                                                                                   2000           1999             1998
                                                                                ------------   -----------       ----------
Cash flows from operating activities:
    Net income                                                         $          9,022,806      5,768,739        5,550,784
    Adjustments to reconcile net income to net
       cash provided by operating activities:
          Provision for doubtful accounts                                           150,000              -                -
          Depreciation and amortization                                           3,442,464      3,125,248        3,506,571
          Loss (gain) on sale of plant, property and equipment                      (16,288)        20,718         (304,533)
          Changes in operating assets and liabilities:
            Accounts receivable                                                  (7,982,688)       415,329        2,936,520
            Inventories                                                            (662,570)     5,362,543       (6,293,780)
            Prepaid expenses and other                                             (156,706)       (51,200)           7,619
            Other assets                                                            (53,649)       151,475          363,816
            Accounts payable and accrued expenses                                 1,391,750       (746,185)         447,924
            Customer credit balances and deposits                                (3,236,536)       877,250        2,820,625
            Other liabilities                                                     1,283,972        524,901          723,911
                                                                                ------------   -----------       ----------
                    Net cash provided by operating activities                     3,182,555     15,448,818        9,759,457
                                                                                ------------   -----------       ----------
Cash flows from investing activities:
    Proceeds from sale of property, plant and equipment                              32,998         60,784          485,854
    Capital expenditures                                                         (1,328,891)      (799,843)      (1,424,348)
    Payments for purchase of heating oil companies                              (10,924,186)    (1,000,999)               -
                                                                                ------------   -----------       ----------
                    Net cash used in investing activities                       (12,220,079)    (1,740,058)        (938,494)
                                                                                ------------   -----------       ----------
Cash flows from financing activities:
    Proceeds from long-term debt                                                 11,000,000              -                -
    Principal payments on long-term debt                                           (226,369)    (2,281,250)      (6,670,237)
    Distributions to partners                                                    (3,674,953)    (8,677,733)      (3,051,404)
    Purchase of limited partnership interests                                             -     (8,359,647)               -
    Sale of limited partnership interests                                                 -      6,900,000                -
                                                                                ------------   -----------       ----------
                    Net cash provided by (used in) financing
                       activities                                                 7,098,678    (12,418,630)      (9,721,641)
                                                                                ------------   -----------       ----------
Net increase (decrease) in cash                                                  (1,938,846)     1,290,130         (900,678)

Cash at beginning of year                                                         2,544,357      1,254,227        2,154,905
                                                                                ------------   -----------       ----------
Cash at end of year                                                    $            605,511      2,544,357        1,254,227
                                                                                ------------   -----------       ----------


See accompanying notes to consolidated financial statements.

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            June 30, 2000 and 1999


(1) Summary of Significant Accounting Policies and Practices

    (a)  Description of Business

         Meenan Oil Co., L.P. (the Company) engages primarily in the retail and wholesale distribution of home heating oil. In January 1992, the Company was formed through the contribution by Meenan Oil Co., Inc. (Meenan Inc.) of substantially all of its assets in exchange for a general partnership interest in the Company. The Company is a limited partnership consisting of various limited partners with Meenan Inc. as the sole general partner. During fiscal 1999, the Company repurchased a 21.17% interest in the Company from one of its limited partners for a purchase price of $8,359,647. Concurrently, the Company sold an 18.66% interest in the Company to a group of limited partners for $6,900,000. In fiscal 2000, the Company admitted 4 employees as Class B limited partners to the partnership. These partners were not required to make a capital contribution. As of June 30, 2000, Meenan Inc. owned a 75.07% interest in the Company.

    (b)  Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

    (c)  Inventories

         Inventories are valued at the lower of cost (first-in, first-out basis) or market.

    (d)  Property, Plant and Equipment

         Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets as follows:

                  Building and improvements             20 - 31.5 years
                  Automotive equipment                   5 - 7 years
                  Furniture, fixtures and equipment      5 - 10 years
                  Leasehold improvements                Term of leases

                                                                     (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            June 30, 2000 and 1999



     (e) Futures Contracts

         The Company purchases and sells futures contracts on the New York Mercantile Exchange as a hedge against oil prices. Futures contracts open as of June 30, 2000 have expiration dates through May 2001. In accordance with Statement of Financial Accounting Standards ("SFAS") No.80, "Accounting for Futures Contracts", gains and losses on these contracts are treated as an adjustment to the cost of the related fuel oil. The unrealized gains and losses on open futures contracts are not required to be recognized as a gain or loss in the period of change. Unrealized gains on held futures contracts outstanding at June 30, 2000 and 1999 were approximately $474,000 and $151,000, respectively.

    (f)  Customer Lists and Other Intangible Assets

         The costs of customer lists and covenants not to compete are amortized over a five to fifteen-year period on a straight-line basis. Goodwill is amortized on a straight-line basis over a forty-year period.

         The Company assesses the recoverability of these intangible assets by determining whether the amortization of the respective balance over its remaining life can be recovered through undiscounted future operating cash flows.

    (g)  Unearned Service Contract Revenues

         Payments received from customers for burner service contracts are deferred and amortized into income over the term of the respective contracts.

    (h)  Income Taxes

         The Company is a limited partnership and the partners are taxed on their proportionate share of the income generated by the partnership.

    (i)  Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and

                                                                     (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            June 30, 2000 and 1999


        liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

   (j)  Long-Lived Assets

        The Company's accounting policies relating to the recording of long-lived assets including property and equipment and intangibles are discussed above. The Company accounts for long-lived assets in accordance with the provisions of SFAS No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No.121 requires, among other things, that long-lived assets held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair values of the assets. Assets to be disposed of or sold are reported at the lower of the carrying amount or fair value less costs to sell.

   (k)  Pension and Other Postretirement Plans

        On July 1, 1999, the Company adopted SFAS No.132, "Employers' Disclosures About Pension and Other Postretirement Benefits". SFAS No.132 revises employers' disclosures about pension and other postretirement benefit plans. SFAS No.132 does not change the method of accounting for such plans.

                                                                     (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            June 30, 2000 and 1999

(2)    Property and Equipment

       Property and equipment consists of the following:


                                                           2000      1999
                                                        ---------  ----------

            Land                                     $   2,586,820   2,456,821
            Buildings and improvements                  10,700,376   9,777,783
            Automotive equipment                        13,407,877  12,215,177
            Furniture, fixtures and equipment            5,644,129   3,851,482
            Leasehold improvements                         831,684     770,264
                                                        ----------  ----------
                                                        33,170,886  29,071,527

            Less accumulated depreciation
              and amortization                          20,017,263  18,870,980
                                                        ----------  ----------

                                                     $  13,153,623  10,200,547
                                                        ==========  ==========

(3)    Supplemental Cash Flow Information

       The following is supplemental information relating to the statements of cash flows:

                                                                 2000         1999         1998
                                                               ---------    ---------    ---------
       Cash paid during the year for:
         Interest                                           $  3,788,780    2,993,477    3,333,918
                                                               =========    =========    =========

       Non-cash financing activities:
         Issuance of notes payable for purchase
           of heating oil companies                         $          -      134,877            -
                                                               =========    =========    =========

       Decrease in notes payable due to contractual
         reductions of the purchase price of
         heating oil companies                              $          -            -       85,050
                                                               =========    =========    =========

                                                                     (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            June 30, 2000 and 1999

(4)  Customer Lists and Other Intangible Assets

     Customer lists and other intangible assets at June 30, 2000 and 1999 consists of:


                                                      2000         1999
                                                    ----------  -----------

          Customer lists                          $  32,257,635  23,572,933
          Covenants not to compete                    6,745,359   6,745,219
          Goodwill                                    4,938,692   4,938,692
          Other                                         105,343     105,343
                                                     ----------  ----------
                                                     44,047,029  35,362,187

          Less accumulated amortization              21,992,868  19,924,930
                                                     ----------  ----------

                                                  $  22,054,161  15,437,257
                                                     ==========  ==========

(5)  Long-Term Debt

     Long-term debt, less current maturities, at June 30, 2000 and 1999 consists of:


                                                          2000         1999
                                                        ----------  ----------
              Senior secured notes with interest
                 at 9.34% per annum (a)               $  25,000,000  25,000,000
              Revolving credit agreement (b)             11,000,000           -
              Other notes payable with interest at
                 7.00% to 8.5% per annum, maturing
                 at various dates to August 2004            389,275     750,521
                                                        -----------  ----------
                                                         36,389,275  25,750,521

              Less current maturities                       144,275     294,566
                                                        -----------  ----------

                                                      $  36,245,000  25,455,955
                                                        ===========  ==========


     (a) During 1996, the Company issued senior secured notes due November 1, 2007 in the amount of $25,000,000 with a fixed rate of 9.34%. Interest only is due in semiannual payments through May 1, 2003. Principal is to be paid as follows:

                                                                     (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            June 30, 2000 and 1999


                          Year ending June 30:
                             2004               $  5,000,000
                             2005                  5,000,000
                             2006                  5,000,000
                             2007                  5,000,000
                             2008                  5,000,000


       The notes are collateralized by the shares of common stock of Meenan Inc., the general partnership interests owned by Meenan Inc. and the accounts receivable, equipment, general intangible assets, inventory and goods of the Company. In connection with these notes, the Company is required to maintain certain levels of working capital and earnings, is restricted in other investments it may make and transactions it may enter into and must maintain certain financial ratios. The Company was in compliance with all the covenants of the notes at June 30, 2000.

   (b) The Company has an amended revolving credit agreement with two banks. The agreement is comprised of two commitments of $17,500,000 and $25,000,000, totaling $42,500,000. The amount outstanding under the first commitment at June 30, 2000 was $11,000,000. The amount available under the first commitment is reduced automatically and permanently each year as defined in the amended agreement. At June 30, 2000, the total available under the first commitment, which expires on July 1, 2003, was $16,250,000, which will be reduced as follows:


                          Year ending June 30:
                             2001              $   5,000,000
                             2002                  5,000,000
                             2003                  5,000,000
                             2004                  1,250,000
                                                  ----------

                                               $  16,250,000
                                                 ===========

       In addition, the first commitment may be automatically and permanently reduced annually through September 28, 2002. The reduction at September 28, 2000 is based on the amount by which June 30, 2000 gross operating cash generated exceeds amounts specified in the agreement. No such reduction was made on September 28, 1999 and there will be no reduction as of September 28, 2000.

                                                                     (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            June 30, 2000 and 1999

       The second commitment, which expires on July 1, 2003, totals $25,000,000, of which approximately $8,858,000 was utilized for open letters of credit at June 30, 2000.

       Under both commitments, the interest rate options consist of:

       . 1.65% over the greatest of three defined rates, including prime. . 2.50% over a defined adjusted Certificate of Deposit (CD) rate. . 1.50% to 3.0% over a defined adjusted LIBOR rate.
       . 2.50% over the Agent bank's Acceptance Draft discount rate, as defined.

       The weighted average interest rate on this debt at June 30, 2000 was 8.15%.

       In connection with this revolving credit agreement, the Company is required to pay a commitment fee of 1/2 of 1% of the unused portion of the line of credit. In addition, the Company incurred financing costs in connection with this credit agreement and the amendments thereto amounting to approximately $1,365,000, which amount is included, net of amortization, in other assets on the consolidated balance sheet. Deferred financing costs are being amortized on a straight-line basis over the term of the related debt.

       Borrowings under the revolving credit agreement are collateralized by the shares of common stock of Meenan Inc., all of the general partnership interests owned by Meenan Inc., the stock of all of the subsidiaries of the Company and all of the personal property of the Company and its subsidiaries, including accounts receivable, inventory, equipment, fixtures, general intangible assets and customer lists.

       In connection with this revolving credit agreement, the Company is required to maintain certain levels of working capital and tangible net worth, is restricted in the amount of fixed assets it may acquire and other investments it may make and must maintain certain financial ratios. The Company was in compliance with all the covenants of the agreement at June 30, 2000.

                                                                     (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            June 30, 2000 and 1999

     Maturities of all long-term debt are as follows:


                 Year ending June 30:
                    2001                   $     144,275
                    2002                       4,820,000
                    2003                       5,070,000
                    2004                       6,320,000
                    2005                       5,035,000
                    2006 and thereafter       15,000,000
                                             -----------

                                           $  36,389,275
                                             ===========

(6)  Leases

     The Company is obligated under several non-cancelable leases covering office, storage and other facilities, as well as transportation equipment for remaining periods of one to thirteen years. The Company also leases certain telephone equipment.

     Future minimum lease payments for operating leases with initial or remaining terms in excess of one year are as follows:


                                                  Operating
                                                   leases
                                                   ------
               Year ending June 30:
                  2001                         $     747,621
                  2002                               588,397
                  2003                               512,331
                  2004                               500,062
                  2005                               445,286
                  Later years                      1,361,258
                                                  ----------

                  Total minimum lease payments $   4,154,955
                                                  ==========

     Total rent expense for all operating leases for the years ended June 30, 2000, 1999 and 1998 totaled approximately $2,445,000, $2,316,000 and
     $2,243,000, respectively.

                                                                     (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            June 30, 2000 and 1999

(7)  Income Taxes

     The Company is a limited partnership and as such, Federal and state taxes payable on its income are the responsibility of the individual partners and are not reflected in the financial statements of the Company.


(8)  Employee Benefit Plans

     (a)  Pension Benefits

          The Company has a noncontributory defined benefit pension plan which provides benefits to all eligible employees. Certain other employees are covered by union retirement plans to which the Company contributes. Pension expense for these plans aggregated approximately $968,000 for 2000, $822,000 for 1999 and $1,039,000 for 1998.

          The following table sets forth the defined benefit plan's benefit obligations, fair value of plan assets, and funded status at June 30, 2000, 1999 and 1998:


                                                                         Pension benefits
                                                             --------------------------------------
                                                                2000         1999         1998
                                                             ----------   -----------  ------------
          Change in projected benefit obligation:
             Projected benefit obligation at
               beginning of year                           $  29,341,414   27,193,823   24,813,913
             Service cost                                      1,275,696    1,262,960    1,164,382
             Interest cost                                     2,074,519    1,931,732    1,878,225
             Actuarial (gain) loss                            (2,106,796)      39,146      405,767
             Benefits paid                                    (1,186,648)  (1,086,247)  (1,068,464)
                                                             -----------   ----------   ----------

                    Projected benefit obligation
                       at end of year                      $  29,398,185   29,341,414   27,193,823
                                                              ==========   ==========   ==========

          Change in plan assets:
             Fair value of plan assets at
               beginning of year                           $  31,558,390   29,389,382   25,803,840
             Actual return on plan assets                      1,400,787    3,255,255    4,654,006
             Benefits paid                                    (1,186,648)  (1,086,247)  (1,068,464)
                                                             -----------   ----------   ----------

                    Fair value of plan assets
                       at end of year                      $  31,772,529   31,558,390   29,389,382
                                                              ==========   ==========   ==========

                                                                     (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            June 30, 2000 and 1999

                                                                         Pension benefits
                                                              --------------------------------------
                                                                  2000        1999          1998
                                                              ----------    ---------     ----------
       Funded status                                        $    2,374,344    2,216,976    2,195,559
       Unrecognized transition asset                              (329,873)    (473,297)    (616,721)
       Unrecognized prior service cost                              (8,411)      (9,503)     (10,595)
       Unrecognized net actuarial gain                          (7,403,004)  (6,788,379)  (6,248,925)
                                                            --------------   ----------   ----------

                 Accrued in balance sheet
                    (other long-term
                    liabilities)                            $   (5,366,944)  (5,054,203)  (4,680,682)
                                                            ==============   ==========   ==========

       Weighted average assumptions as of June 30:
          Discount rate                                               7.75%        7.25%        7.25%
          Rate of compensation increase                               4.00%        4.00%        4.00%
          Expected return on plan assets                              8.50%        8.50%        8.50%

       Components of net periodic benefit cost:
          Service cost                                      $    1,275,696    1,262,960    1,164,382
          Interest cost                                          2,074,519    1,931,732    1,878,225
          Expected return on plan assets                        (2,627,828)  (2,448,085)  (2,144,133)
          Amortization of unrecognized
            Transition (asset) obligation                         (143,424)    (143,424)    (143,424)
          Amortization of prior service cost                        (1,092)      (1,092)      (1,092)
          Recognized net actuarial gain                           (265,130)    (228,570)    (118,160)
                                                            --------------   ----------   ----------

               Net periodic benefit cost                    $      312,741      373,521      635,798
                                                            ==============   ==========   ==========

   (b) Executive Committee Bonus Plan

       The Company's Executive Committee has adopted a bonus plan, which provides for cash bonuses to eligible employees based upon the operating performance of the Company. Expense under the plan totaled approximately $654,000 for 2000, $436,000 for 1999 and $453,000 for 1998. The plan for any fiscal year may be modified or terminated at any time prior to the end of such year by the Company's Executive Committee.

                                                                     (Continued)

                     MEENAN OIL CO., L.P. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                            June 30, 2000 and 1999

(9)   Acquisitions

      During 2000, the Company acquired the assets of six retail fuel oil businesses, an environmental consulting business and a retail security alarm business. The total purchase price for these acquisitions totaled approximately $10,924,000, of which $3,015,000 represented the fair value of property and equipment. The balance of $7,909,000 was allocated to customer lists and other intangibles. In addition, certain of the acquisitions contain contingent payout provisions based on the attainment of sales volume, for which the Company has accrued approximately $776,000 as of June 30, 2000. These acquisitions have been accounted for using the purchase method of accounting, and their operating results which are not material to the Company, are included in the consolidated statements of income from their respective dates of acquisition.


(10)  Distributions

      In fiscal 2000, 1999 and 1998, the Executive Committee of the Company approved distributions to the partners of $3,674,953, $8,677,733 and $3,051,404, respectively.


(11)  Business and Credit Concentration

      All of the Company's customers are located in New York, New Jersey and Pennsylvania. No single customer accounted for more than five percent of the Company's sales in 2000, 1999 or 1998.


(12)  Commitments and Contingencies

      (a) The Company is a defendant in certain legal actions the outcome of which, in the opinion of management based in part on the opinion of counsel, is not expected to have a materially adverse impact on the Company's financial position or results of operations.

      (b) The Company has elected to either self-insure or maintain high deductibles on its workers' compensation, auto and general liability insurance coverages. A liability of approximately $4,700,000 is included in accrued expenses - other for unpaid claims and an estimate for claims incurred but not reported as of June 30, 2000 and 1999. The Company has coverage to prevent catastrophic losses resulting from claims.